Exhibit 10(aa)


                             LEASE AGREEMENT

This Lease Agreement is made and entered into by and between PAPPAS RESTAURANTS, INC., a Texas corporation (herein referred to as "Landlord"), and LUBY'S, INC., Delaware corporation (hereinafter referred to as "Tenant").

In consideration of the mutual covenants and agreements set forth in this Lease Agreement (hereinafter referred to as the "Lease"), and other good and valuable consideration, Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord a portion of that certain real property in the City of Houston, Texas, described in Exhibit "A" attached hereto, consisting of 21,000 square feet of shop space and 5,664 square feet of office space located
at 2429 Crockett Street.   The demised premises as set forth herein shall be
hereinafter referred to as the "Leased Premises."

                               ARTICLE I.

                                 TERM

     1.01 Term of Lease. The term of this Lease shall be three (3) years, commencing on June 1, 2001 and ending on May 31, 2004 unless sooner terminated as provided in this Lease.

     1.02  Termination.  In conjunction with the provisions of Article XII,
Section 12.09 herein, this Lease shall terminate and become null and void without further notice on the expiration of the term specified in Section 1.01 herein or any renewals thereunder, and any holding over by Tenant after the expiration of that term shall not constitute a renewal of the Lease or give Tenant any rights under the Lease in or to the Leased Premises. Notwithstanding other provisions set forth in this Lease, Landlord may, after thirty (30) days prior written notice of default by Tenant of any of the terms or conditions of this Lease, terminate this Lease without further notice to Tenant if such default is not cured by Tenant within said thirty (30) day period and proof thereof submitted to Landlord. Upon termination under the provisions of this Agreement, such Lease shall become null and void.

                               ARTICLE II.

                             RENT AND TAXES

     2.01 Monthly Rent. During the initial term and any succeeding terms of this Lease, Tenant agrees to pay Landlord, without demand, deduction, or offset, the sum of Six Thousand Five Hundred and No/100 Dollars ($6,500.00) per month, on or before the first day of each month.

     2.02 Taxes. Landlord shall pay all taxes which shall be assessed against the Leased Premises during the term of this Lease. Tenant shall pay, before delinquency, all taxes, ad valorem taxes, assessments, license fees, and other charges (taxes) that may be levied or assessed against Tenant's moveable property installed or located on the Leases Premises, and that become due and payable during any portion of the term of this Lease. For purposes of this section, "moveable property" shall mean all buildings, equipment, machinery, and any other appurtenances placed upon the Leased Premises by Tenant or its agents.

                               ARTICLE III.

                              PERMITTED USE

     3.01 Permitted Use. The Leased Premises may be used by the Tenant for any and all lawful purposes.

     3.02 Wastes, Nuisance or Illegal Usage. Tenant shall not use, or permit the use of, the Leased Premises in any manner which results in waste of the Leased Premises or constitutes a nuisance or violates any statute, ordinance, rule, or regulation of any applicable jurisdiction to the Leased Premises or for any illegal purpose.

                               ARTICLE IV.

                   REPAIRS, MAINTENANCE AND ALTERATIONS

     4.01 Acceptance of Leased Premises by Tenant. Tenant hereby accepts the Leased Premises from Landlord "as is" with no warranty, express or implied, as to its condition or suitability for any particular purpose.

     4.02 Repairs and Maintenance by Tenant. Landlord shall, throughout the term of this Lease, at its own expense and risk, maintain the exteriors of all improvements on the Leased Premises in good order and condition, including, but not limited to, making all repairs and replacements necessary to keep the Leased Premises thereon in good condition. Tenant shall, throughout the term of this Lease, at its own expense and risk, maintain the interiors of all improvements on the Leased Premises in good order and condition, including, but not limited to, making all repairs and replacements necessary to keep the Leased Premises and improvements thereon in good condition. Neither party shall be required under this section to repair or maintain damage or deterioration caused by the other party. All maintenance, repairs and replacements required by this section must be performed promptly when required and in a manner that will not cause depreciation of the value of the Leased Premises.

     4.03 Failure to Repair or Maintain. In the event either party fails to perform its obligation to repair, replace or maintain, as set forth in 4.02 above, after notice from the other party of the need for such repair, replacement, or maintenance and the passage of a reasonable amount of time for performance after such notice, the notifying party may enter the Premises and make such repairs or replacements or perform such maintenance or cause such repairs or replacements to be made or maintenance to be performed, at its own expense. Upon receipt of notice of the performance and the cost of any maintenance, repairs, or replacements pursuant to this section, the party responsible for repair, replacement or maintenance as set forth in Section 4.01 hereinabove shall immediately reimburse the notifying party for any reasonable costs incurred by that party pursuant to this section.

     4.04 Landlord's Right of Entry. Landlord shall have the right to enter upon the Leased Premises during normal business hours for the purpose of inspecting the same, making repairs or additions to the Leased Premises, making repairs, alterations, or additions to adjacent premises, or of showing the Leased Premises to prospective purchasers, tenants, or lenders. Such entry shall not unreasonably interfere with Tenant's business.

     4.05 Cleanup. Upon the termination of this Lease, for whatever reason, Tenant shall surrender the Leased Premises to Landlord broom clean, ordinary wear and tear excepted, subject, however, to the provisions of Subsection 4.06 below, Tenant shall repair any damage to the Leased Premises occasioned by the removal of its trade fixtures, furnishings, and equipment pursuant to Subsection
4.06 below, which repair shall include the patching and filling of holes and repair of structural damage.

     4.06 Alterations and Additions. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, or utility installments, in or about the Leased Premises, except for non-structural alterations not exceeding One Thousand Dollars ($1,000.00) in cost. In the event Tenant wishes to make additions or alterations to the Leased Premises the cost of which shall exceed One Thousand Dollars, Landlord shall not unreasonably withhold its consent to such alterations or additions. Tenant at its sole option may elect to remove any such alterations, improvements or additions, or portions thereof at the expiration or termination of this Lease, and restore the Leased Premises to its prior condition with respect to such removal. Should Tenant not so elect, Landlord may, at its sole option, demand removal of any such alterations, improvements, or additions, or portions thereof, at the expiration or termination of this Lease, and demand the Leased Premises be restored to its prior condition with respect to such removal. Tenant shall bear all costs for the removal of the improvements and restoration of the Leased Premises.

     4.07 Used Prohibited by Insurance Coverage. Tenant shall not, without Landlord's prior written consent, keep anything within the Leased Premises or use the Leased Premises for any purpose which invalidates any insurance policy carried on the Leased Premises. All property kept, stored, or maintained within the Leased Premises by Tenant shall be at Tenant's sole risk. Notwithstanding the foregoing, storage of doors and related glass products and all reasonable use of a forklift and tow motor shall be permitted.

                               ARTICLE V.

                        UTILITIES AND WASTE REMOVAL

     5.01 Utility Charges. Tenant shall pay its pro rata share of all electrical utilities based on submetering provided by Landlord. Tenant shall pay its own water and gas utilities.

     5.02 Waste Removal. Tenant shall pay for and expedite the removal of all waste material and rubbish from the Leased Premises during the term of this Lease. Such removal shall be in compliance with all applicable federal, state and local ordinances, rules and regulations. Tenant shall not be required to pay for or expedite the removal of waste material or rubbish generated by Landlord or waste material or rubbish pre-existing onsite before commencement of this Lease.

     5.03 Contaminant Spills and Releases. Tenant shall immediately correct, contain, and remediate any and all actual or threatened spills or releases of hazardous substances, regulated nonhazardous substances, or petroleum products which occur on the Leased Premises during the term of this Lease or for any other period in which Tenant exercises control of the Leased Premises, excepting
spills released solely by Landlord or its agents or contractors.   If Tenant
fails to perform Tenant's obligations hereunder, Landlord may, upon Landlord's sole election, enter upon the Leased Premises after five (5) days prior written notice to Tenant, and perform all necessary actions to remediate or contain any actual or threatened release, or to otherwise reestablish compliance with any and all applicable municipal, state or federal laws, ordinances, and regulations, and the reasonable costs thereof shall become due and payable as additional rent to Landlord contemporaneously with Tenant's next rental installment. The terms and conditions of this section shall be subject to the terms and provisions of Section 7.05 hereinafter.

                               ARTICLE VI.

                             MECHANIC'S LIENS

     6.01 Mechanic's Liens. Tenant will not permit any mechanic's lien or liens that result, directly or indirectly from Tenant's actions, to be placed upon the Leased Premises or improvements of the Leased Premises. If a mechanic's lien, resulting directly or indirectly from Tenant's actions, is filed on the Leased Premises or on improvements on the Leased Premises, Tenant will promptly remove the lien, by payment, bond, or other acceptable means. If default in removal of the lien continues for twenty (20) days after written notice from Landlord to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiry as to its validity. Any amounts paid by Landlord to remove a mechanic's lien caused to be filed against the Leased Premises or improvements on the Leased Premises by Tenant, including expenses and interest, shall be due from Tenant to Landlord and shall be paid to Landlord immediately upon rendition of notice.

                               ARTICLE VII.

                          INSURANCE AND INDEMNITY

     7.01 Property Insurance. Landlord shall, during the term of this Lease, keep all improvements on the Leased Premises insured against loss or damage by catastrophe or theft.

     7.02 Liability Insurance. Tenant, at its own expense, shall provide and maintain in force during the term of this Lease, general liability and contractual liability insurance with $500,000.00 bodily injury and property damage, combined single limit each occurrence, $500,000.00 personal injury liability, and $1,000,000.00 general aggregate. This insurance shall be carried with an insurance company satisfactory to Landlord and authorized to do business in the state where the Leased Premises is located. All insurance required under this Section shall include from each insurance company an endorsement naming Landlord as additional insured and a waiver of subrogation issued in favor of the Landlord.

     7.03 Proof of Insurance. Tenant shall furnish to Landlord proof of insurance by causing the policies or duly executed certificates thereof to be delivered to Landlord. Proof of all renewals of such policies shall also be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. All policies maintained by Tenant shall provide for Landlord to be named as an additional insured with a waiver of subrogation in favor of Landlord, and a minimum of thirty (30) days notice of cancellation or material change to be provided to Landlord.

    7.04 Indemnification. Tenant shall save, defend, indemnify and hold Landlord harmless from and against all damages, losses, claims, demands, causes of action, liens, expenses, and other liabilities arising out of the actions of Tenant's employees, sublessees, and agents in any way related to the performance of this Lease, except to the extent such are caused by Landlord's negligence or willful misconduct. In those matters in which Tenant is required to indemnify and hold Landlord harmless and to the same extent to which Tenant is required to do so, Tenant shall defend claims asserted against Landlord and pay costs, expenses, and attorney's fees incidental thereto and judgments resulting from such claims. Landlord shall have the right, at its option, to participate in the defense of each such claim without relieving Tenant of any obligations expressed herein. In cases of losses, claims, actions, costs, expenses, judgments, subrogation or other damages resulting from the joint negligence of Tenant and Landlord, Landlord and Tenant shall share such liability or loss on the basis of liability or loss. Tenant shall not be held responsible for any losses, expenses, claims, actions, costs, judgments, or other damages, directly, solely, and proximately caused by the negligence of Tenant.

     7.05 Property and Environmental Indemnification. Tenant agrees to save, defend, indemnify, and hold harmless Landlord, its successors and assigns, from and against any and all claims, liabilities (including strict liability), losses, damages, expenses, and other liabilities for bodily injury (including death), and costs whether seen or unforeseen (including, without limitation, cleanup costs; enforcement actions; penalties; counsel; engineering; and other professional fees, which may be incurred by Landlord, its subsidiaries, divisions, or successors and assigns to the extent the same arise out of any hazardous, regulated non-hazardous, or petroleum discharge or environmental complaint attributable to Tenant's occupation or operation of the Leased Premises, or due to Tenant's failure to obtain any and all necessary environmental permits, registrations, or authorizations in connection with the possession, use, operation, or activities of Tenant on or related to the Leased Premises during the occupancy of Tenant, its agents, employees, or representatives. Such indemnity under this section shall survive the termination of this agreement.

Tenant shall have no liability for contamination from hazardous substances on the Leased Premises which occurred before the commencement of this Lease or which is caused by Landlord or its contractors. Landlord shall indemnify, defend, and hold harmless Tenant from and against any loss, cost, damage, expense, liability, or claim arising from or related to the presence of any hazardous substance on, under, or in the Leased Premises prior to the commencement of this Lease. As used herein, "hazardous substances" shall mean any substance, the release, storage, disposal, use, or treatment of which is regulated or shall become regulated by applicable law, statute, regulation, code, or ordinance during the term of this Agreement.

                               ARTICLE VIII.

                           DAMAGE OR DESTRUCTION

     8.01 Partial Damage - Insured. Subject to the provisions of Section 8.04, if the Leased Premises are damaged and such damage was caused by casualty covered under an insurance policy maintained by Landlord pursuant to Section 7.01, Landlord shall, at Landlord's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

     8.02 Partial Damage - Uninsured. If at any time during the term hereof the Leased Premises are damaged, except by a negligent or willful act of Landlord or someone acting under Landlord's direction, and such damage was caused by a casualty not covered under an insurance policy to be maintained by Landlord pursuant to Section 7.01, Tenant may, at Tenant's expense, elect to repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

     8.03 Total Destruction. If at any time during the term hereof the Leased Premises are totally destroyed from any cause whether or not covered by the insurance required to be maintained pursuant to Section 7.01 (including any total destruction required by authorized public authority), this Lease shall terminate automatically as of the date of such total destruction.

     8.04 Damage Near End of Term. If the Leased Premises are partially destroyed or damaged during the last three (3) months of the term of this Lease or any renewal thereof, either Landlord or Tenant at its option may cancel or terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

     8.05 Abatement of Rent - Tenant's Remedies. If the Leased Premises are partially destroyed or damaged and Landlord or Tenant repairs or restores them pursuant to the provisions of this Lease, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree in which Tenant's use of the Leased Premises is impaired. If Landlord shall be obligated to repair or restore the Leased Premises under the provisions of this Lease and shall not commence such repair or restoration within forty-five (45) days after such obligation shall accrue, Tenant may at its option, cancel and terminate this Lease by giving written notice of Tenant's election to do so at any time not less than five (5) days to commencement of such repair restoration.

                               ARTICLE IX.

                                DEFAULT

     9.01 Default by Tenant. In the event of default in any of Tenant's covenants or obligations set forth herein, Landlord may assert any remedies provided or made available by law to an aggrieved landlord. Without limiting the generality of the foregoing, Landlord, at its sole option, may pursue and exercise any one or all of the following remedies which shall be cumulative:

           (a) Landlord may declare the Lease forfeited, but such declaration of forfeiture shall not terminate Tenant's duty to pay rentals or other charges owed Landlord hereunder, nor waive any other rights of Landlord, unless Landlord expressly so states in writing;

           (b) Landlord may resume possession of the Leased Premises and relet the same for the account of Tenant, who shall make good any deficiency;

           (c) Landlord may recover all arrearages of rent and other charges owed Landlord hereunder;

           (d) In the event that Tenant defaults in its covenant to pay rent and such default continues for ten (10) days, Landlord shall have the right to accelerate the total amount of rentals and charges due hereunder and to collect same as liquidated damages, irrespective of whether Landlord may have resumed possession of the Leased Premises or asserted any of its other rights; and

           (e) Tenant, in addition to arrearages of rentals and future rentals, shall be liable for all damages and expenses which Landlord has suffered by reason of Tenant's default, including, but not limited to, damage to the Leased Premises (which shall be determined at Landlord's option by Landlord's cost to repair the same or by the difference in the market value of the Leased Premises before and after such damage), cost of reletting (e.g., advertising the premises for lease and preparation of new lease development), attorneys' fees, costs of court, costs of repossession, and other related special or consequential damages.

    9.02 Waiver of Notice. Tenant hereby waives all exemptions in connection with such properties which would otherwise be available to it. Landlord shall give Tenant ten (10) days prior written notice of any actual default described herein; provided, however, that no such notice shall be a prerequisite to Landlord's assertion of its rights, whether under this Lease or by law, when such default is in Tenant's duty to timely and fully pay rental and other charges under this Lease. In the event Tenant becomes bankrupt or makes a voluntary assignment for the benefit of creditors or in the event a receiver of Tenant is appointed, then, at the sole option of Landlord and upon thirty (30) days prior written notice to Tenant of Landlord's exercise of such option, this Lease shall cease, become null and void, and of no further force and effect.

     9.03 Default by Landlord. If Landlord defaults in the performance of any term, covenant, or condition required to be performed by it under this Lease, Tenant may elect to terminate this Lease on giving at least thirty (30) days written notice to Landlord of such intention. In the event Tenant elects to terminate this Lease, the Lease will be terminated on the date designated on Tenant's notice.

     9.04 Cumulative Remedies. All rights and remedies of Landlord and Tenant under this article shall be cumulative, and none shall exclude any other right or remedy provided by law or provided by any other provision of this Lease. All such rights and remedies may be exercised and enforced concurrently and whenever, and as often as, occasion for the exercise of such rights and/or remedies arises.

     9.05 Waiver of Breach. A waiver by either Landlord or Tenant of a breach of this Lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach of the Lease.

                               ARTICLE X.

                          INSPECTION BY LANDLORD

    10.01 Inspection by Landlord. Tenant shall permit Landlord and Landlord's agents, representatives, and employees to enter into and on the Leased Premises at all reasonable times for the purpose of inspection, or any other purpose necessary to protect Landlord's interest in the Leased Premises or to perform Landlord's duties under this Lease.

                               ARTICLE XI.

                          ASSIGNMENT AND SUBLEASE


    11.01  Assignment and Subletting by Tenant.   Tenant may not sublet, assign,
encumber or otherwise transfer, including any transfer by operation of law, this Lease or any right or interest in this Lease or in the Leased Premises or in the improvements on the Leased Premises without the prior written consent of Landlord. Landlord's consent under this section will not be arbitrarily or unreasonably withheld. Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all remaining obligations under this Lease. Should Tenant be in default of any of its obligations under this Lease, Landlord, in addition to any other remedies provided by law, may, at his option, collect directly from the assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease.

    11.02 Tenant's Additional Rental Obligation Upon Subleasing. In the event that Tenant shall sublease any or all of its interest in the Leased Premises, Tenant agrees to pay Landlord an additional rental in the amount of twenty percent (20%) of the regular monthly rental amount stated in Article II, section
2.01 herein. Upon subleasing all or any part of the Leased Premises, Tenant hereby agrees to execute an amendment to this Lease acknowledging its additional rental payment obligation as set forth in this section. Such amendment shall be executed before Tenant shall be permitted to sublease all or any part of the Leased Premises.

    11.03 Restriction Against Encumbrances. Tenant shall not mortgage, pledge, or otherwise encumber its interest in this Lease or in the Leased Premises, nor may its interests in and to this Lease be assigned or otherwise transferred by operation of law.

    11.04 Assignment by Landlord. Landlord may freely assign or transfer any or all of its interest under this Lease.

                               ARTICLE XII.

                              MISCELLANEOUS

    12.01 Notices and Addresses. All notices required under this Lease must be given by certified mail, return receipt requested, postage prepaid and addressed to the proper party at the following addresses:

           If to Landlord:          Pappas Restaurants, Inc.
                                    P.O. Box 3141
                                    Houston, Texas 77253
                                    Attention: Frank Markantonis

           If to Tenant:            Luby's, Inc.
                                    P.O. Box 33069
                                    San Antonio, Texas 78265-3069
                                    Attention: Drew Fuller

Either party may change the address to which notices are to be sent it by giving the other party notice of the new address in the manner provided in this section.

    12.02 Parties Bound. This Lease Agreement shall be binding upon, and inure to the benefit of, the parties to this Lease and all rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind their respective heirs, executors, administrators, successors, and assigns, and if there be more than one Tenant, they shall be bound jointly and severally by the terms, covenants, and conditions herein. No rights under this Lease shall inure to the benefit of any assignee of Tenant without the prior express written approval of Landlord.

    12.03 Texas Law to Apply. This Lease shall be governed by and interpreted pursuant to the laws of the state of Texas and the parties voluntarily submit to personal jurisdiction in either the United States District Court for the Southern District of Texas or the local courts of Harris County, Texas.

    12.04 Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease and this Lease shall be construed as if the invalid, illegal, or unenforceable provision had never been included in this Lease.

    12.05 Time of Essence. Time is expressly declared to be of the essence of this Lease.

    12.06 Prior Agreements Superseded. This Lease and the exhibits, if any, attached hereto and forming a part hereof, contain the entire and only agreement covering this subject matter/transaction between the parties and any representation, promise, or condition in connection with the subject matter/transaction of this Lease not incorporated herein shall not be binding upon either party. This Lease Agreement supersedes and cancels any former written agreement between the parties covering the same subject matter/transaction. No modification of this Lease shall be of any force or effect unless reduced to writing and signed by the party claiming to be bound thereby.

    12.07 Effect of Bankruptcy. Tenant agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto shall be commenced by or against Tenant, and if against Tenant, such proceeding shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan of reorganization, or in the event Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a receiver is appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the Demised Premises or the business conducted thereon by Tenant, and such receiver is not discharged within sixty (60) days after his appointment, any such event or any involuntary assignment prohibited by the provisions of this Lease shall be deemed to constitute a breach of this Lease by Tenant and shall, at the election of Landlord, but not otherwise, and without notice or entry or other action of Landlord to terminate this Lease and also all rights of Tenant hereunder and in and to the Demised premises and also rights of any and all persons claiming under Tenant.

    12.08 Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy by either party shall not preclude nor waive that party's right to use any or all other remedies. The rights and remedies provided by this Lease are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

    12.09 Attorney's Fees and Costs. If as a result of a breach of this Lease by either party, the other party employs an attorney or attorneys to enforce its rights under this Lease, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the Lease.

    12.10 Sale of Demised Premises. In the event the Leased Premises are sold, Landlord has the right to terminate this Lease upon ninety (90) days prior written notice.

    12.11 Force Majeure. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean, acts of God, strikes, lockouts, material or waiver restriction by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Landlord or Tenant in which by the exercise of due diligence, Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

    12.12 Captions and Headings. The captions, article and section numbers, basic provisions, and any index appearing in this Lease are inserted as a matter of convenience only, and in no way define, limit, construe, or describe the scope or intent of such sections of this Lease, nor in any way affect this Lease.

    12.13 Examination of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective only upon execution and delivery hereof both by Landlord and Tenant.

    12.14 Exhibits and Attachments. The following exhibits are attached to this Lease and incorporated herein for all purposes. Rendition of Leased Premises.

EXECUTED this the 28th day of September, 2001, at Houston, Harris County, Texas, but effective as of June 1, 2001.

LANDLORD:

PAPPAS RESTAURANTS, INC.

By:             /s/Frank Hubbard
                ________________
Printed Name:   Frank Hubbard

Title:          Controller
                ________________


TENANT:

LUBY'S, INC.

By:             /s/Ernie Pekmezaris

Printed Name:   Ernie Pekmezaris
                _________________

Title:          Senior Vice President